UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2006, John R. Lee retired from Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), as Senior Vice President and Chief Financial Officer.

On April 1, 2006, the Company appointed Randall C. Shealy as Senior Vice President and Chief Financial Officer of the Company. Mr. Shealy (age 42) joined the Company on December 13, 2004 as Vice President of Accounting and was appointed Chief Accounting Officer in May 2005. Mr. Shealy’s annual salary effective April 1, 2006 is $185,000, subject to adjustment at the discretion of the Company. Mr. Shealy is also eligible to received additional compensation of up to 30% of his base salary as a participant in the executive incentive compensation program. There is no written employment agreement between Mr. Shealy and the Company.

Prior to joining the Company, Mr. Shealy was the Chief Financial Officer for Southern Research Institute in Birmingham, Alabama since April 11, 2000. Before joining Southern Research Institute, Mr. Shealy was an Audit Senior Manager with Ernst & Young LLP in Birmingham, Alabama. Mr. Shealy is a graduate of the University of Alabama and is a licensed Certified Public Accountant and Certified Management Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEMCO AVIATION GROUP, INC.

Dated: April 5, 2006	By:	/s/ Ronald A. Aramini
	Name: Title:	Ronald A. Aramini President and Chief Executive Officer